Exhibit 1.1

Execution Version

AMPHENOL CORPORATION

$500,000,000 4.350% Senior Notes due 2029

UNDERWRITING AGREEMENT

January 7, 2019

Underwriting Agreement

January 7, 2019

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

As Representatives of the several Underwriters
named in Schedule A hereto

c/o Barclays Capital Inc.

745 Seventh Ave

New York, New York 10019

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory.  Amphenol Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of the Company’s 4.350% Senior Notes due 2029 (the “Notes”). Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, dated as of November 5, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).  Certain terms of the Notes will be established pursuant to an Officers’ Certificate delivered pursuant to the Base Indenture (together with the Base Indenture, the “Indenture”).  The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2(b) below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-216789), which became effective upon filing with the Commission and contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act.  Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto.  The term “Preliminary Prospectus” shall mean the preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b).  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 2:35 p.m., New York City time, on January 7, 2019 (the “Initial Sale Time”).  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1.  Representations and Warranties of the Company

The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a)                                     Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.  In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto (i) made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof and (ii) in the case of the Registration Statement or any post-effective amendment, that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee.

The Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b)                                     Disclosure Package.  The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated January 7, 2019, (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act, if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

c)                                      Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d)                                     Company is a Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

e)                                      Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

f)                                       Issuer Free Writing Prospectuses.  Each “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including the issuer free writing prospectuses identified in Annex I hereto as constituting part of the Disclosure Package, and any electronic road show (including the investor presentation dated January 7, 2019) or other written communications (in each case approved in writing in advance by the Representatives) (each such communication by the Company or its agents and representatives, an “Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.  Any Issuer Free Writing Prospectus, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the of the circumstances under which they were made, not misleading.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

g)                                      Distribution of Offering Material by the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or the Registration Statement.

h)                                     No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

i)                                         The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the other parties hereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except that the rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

j)                                        Authorization of the Indenture.  The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

k)                                     Authorization of the Notes.  The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

l)                                         Description of the Notes and the Indenture.  The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

m)                                 Accuracy of Statements in Prospectus.  The statements in each of the Preliminary Prospectus and the Prospectus under the captions “Description of the Notes,” “Description of the Senior Debt Securities” and “Material United States Federal Income Tax Consequences,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

n)                                     No Material Adverse Change.  Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, result in a Material Adverse Change (defined below) and (ii) there has been no material adverse change, or any development that would be expected to result in a material adverse change, in the financial condition, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

o)                                     Independent Accountants.  Deloitte & Touche LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended December 31, 2015, 2016 and 2017 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

p)                                     Preparation of the Financial Statements.  The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements are required to be included in the Registration Statement.  The selected financial data and the summary financial information included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

q)                                     Incorporation and Good Standing of the Company and its Significant Subsidiaries.  Each of the Company and its “significant subsidiaries” (as defined in Rule 1-02(10) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing and is in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation or formation and has power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement.  Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation or business to transact business and is in good standing (to the extent such concept is applicable in the relevant jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.  The Company does not have any subsidiary not listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which is required to be so listed.  All Significant Subsidiaries are listed in Annex II hereto.

r)                                        Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Disclosure Package and the Prospectus, as the case may be, and except for repurchases in connection with open market or repurchase plans described in the Disclosure Package and the Prospectus).

s)                                       Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, none of the Company or any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its articles of incorporation, charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (i) (other than with respect to the Company and the Significant Subsidiaries), (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (A) have been duly authorized by all necessary corporate action and will not result in any Default under the articles of incorporation, charter or by-laws of the Company or any Significant Subsidiary, (B) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (C) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except for such violation as would not, individually or in the aggregate, result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby, by the Disclosure Package or by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”).  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries.

t)                                        No Material Actions or Proceedings.  Except as disclosed in the Prospectus and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its subsidiaries, where any such action, suit or proceeding, if determined adversely, would, individually or in the aggregate, result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

u)                                     Labor Matters.  No material collective labor dispute with the employees of the Company or any of its Significant Subsidiaries exists that would, individually or in the aggregate, result in a Material Adverse Change.

v)                                     Intellectual Property Rights.  Except as would not reasonably be expected to result in a Material Adverse Change or as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s or its subsidiaries’

business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted.  Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, there is no material infringement by third parties of any of the Company’s Intellectual Property, and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company or its subsidiaries (i) challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or its subsidiaries or (iii) alleging that the operation of the Company’s or its subsidiaries’ businesses as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, except where any such action, suit, proceeding or claim would not, individually or in the aggregate, result in a Material Adverse Change, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

w)                                   All Necessary Permits, etc.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations (collectively, “Approvals”) issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for any such Approvals which, singly or in the aggregate, would result in a Material Adverse Change, and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

x)                                     Title to Properties.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(p) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

y)                                     Tax Law Compliance.  The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns and have paid all taxes required to be filed or paid through the date hereof by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except (i) for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or (ii) where a default to make such filings or payments would not result in a Material Adverse Change.  The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(p) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

z)                                      Company Not an Investment Company.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

aa)                              No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; provided, however, that no such representation is made with respect to any action undertaken by the Underwriters.

bb)                              Related Party Transactions.  There are no business relationships between or among the Company or any subsidiary, on one hand, and any director, officer, member or stockholder of the Company or any affiliate of the Company, on the other hand, that is required by the Securities Act to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

cc)                                No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries, directors or officers nor, to the knowledge of the Company, any agent (while acting as such), employee or affiliate of the Company, or any person otherwise acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  Neither the Company nor any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by the Company or any of its subsidiaries of (i) the Foreign Corrupt Practices Act (“FCPA”), (ii) the U.K. Bribery Act 2010 (the “Bribery Act”), or (iii) any other applicable anti-bribery or anti-corruption law (including any applicable laws or regulations implementing the OECD Convention on Combating Bribery or Foreign Public Officials in International Business Transactions), and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with such laws and the regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

dd)                              No Conflict with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting

Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

ee)                                No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers nor, to the knowledge of the Company, any agent, employee or affiliate of the Company is an individual or entity (“Person”) currently subject to any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, or by the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (“Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (currently, Cuba, Iran, North Korea, Syria and Crimea); and, except as permitted by an agency or department of the U.S. government, pursuant to license, regulation, or otherwise, the Company will not directly or indirectly use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, (i) to finance the activities of any person currently subject to any Sanctions, (ii) to fund any activities of or business with any person or in any country or territory that is the subject of comprehensive Sanctions or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. To the knowledge of the Company, for the past five years, the Company and its subsidiaries have not engaged in and are not now engaged in any dealings or transactions with (i) any Person that at the time of the dealing or transaction was or is the subject or the target of Sanctions or (ii) any country or territory that was or is the subject of Sanctions.

ff)                                  Compliance with Environmental Laws.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could be expected to result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. Except as otherwise disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject to any pending or, to the knowledge of the Company, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably expected to result in monetary sanctions of $5,000,000 or more.

gg)                                Sarbanes-Oxley Compliance.  There is and has been no failure in any material respect on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

hh)                              Company’s Accounting System.  The Company and its subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

ii)                                      Internal Controls and Procedures.  Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

jj)                                    No Material Weakness in Internal Controls.  Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the

Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

kk)                              ERISA.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, or as otherwise disclosed in the Disclosure Package and the Prospectus (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”)) would have liability (each a “Plan”) is in compliance in all respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred for which the Company or any member of its Controlled Group would have any liability, other than those events as to which the 30-day notice period has been waived; and (B) since September 1, 2012, neither the Company nor any member of its Controlled Group has incurred or reasonably expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation (the “PBGC”), in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed, or reasonably expects to fail, to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, since September 1, 2012,  nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; (v) there has been no filing of a notice of intent to terminate, treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or commencement of proceedings by the PBGC to terminate a Plan; (vi) since September 1, 2012, no event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan exists; (vii) no Plan is considered an “at-risk” plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; and (viii) there has been no incurrence by the Company or any member of its Controlled Group of any liability with respect to a complete or partial withdrawal from a Plan.

ll)                                      Cyber Security; Data Protection.  Except as would not reasonably be expected to result in a Material Adverse Change or as set forth in the Disclosure Package and the Prospectus, (i) the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s knowledge, are free and clear of all bugs, errors, defects, malware and other corruptants; (ii) the Company and its subsidiaries maintain commercially reasonable controls, policies, procedures and safeguards to protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed and stored therein, and to the Company’s knowledge, since January 1, 2015, there have been no breaches, outages, compromises or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any person; and (iii) the Company and its subsidiaries are in compliance with all applicable laws or statutes, all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2.  Purchase, Sale and Delivery of the Notes.

a)             The Notes.  The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name on Schedule A at a purchase price of 99.254% of the principal amount thereof, plus accrued interest, if any, from January 7, 2019 to the Closing Date, payable on the Closing Date.

b)             The Closing Date.  Delivery of the Notes in book-entry form to be purchased by the Underwriters and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on January 9, 2019, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

c)              Public Offering of the Notes.  The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

d)             Payment for the Notes.  Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase.  The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e)              Delivery of the Notes.  The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive global Notes that will be deposited by or on behalf of the Company with the Depositary or its designated custodian.  The Company shall deliver, or cause to be delivered, the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor to an account specified by the Company to the Representatives, by causing the Depositary to credit the Notes to the Representatives for the accounts of the several Underwriters as the Representatives shall have requested at least two full business days prior to the Closing Date.  Copies of the certificates for the global Notes shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3.  Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

a)             Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B under the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424 under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 under the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such document.  The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b)             Filing of Amendments.  During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and (prior to the Closing Date) will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c)              Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d)             Delivery of Prospectuses.  The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request.  The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e)              Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (i) notify the Representatives of any such event, development or condition and (ii) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f)               Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes, except that, the Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

g)              Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

h)             Depositary.  The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

i)                 Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange Inc. all reports and documents required to be filed therewith under the Exchange Act.

j)                Agreement Not to Offer or Sell Additional Securities.  During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company substantially similar to the Notes or securities exchangeable for or convertible into debt securities substantially similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

k)             Final Term Sheet.  The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit B hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).  Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

l)                 Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I hereto.  Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).

m)         Notice of Inability to Use Automatic Shelf Registration Statement Form.  If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

n)             Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) under the Securities Act.

o)             Compliance with Sarbanes-Oxley Act.  The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

p)             No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.  Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 4.  Except as provided in clauses (v) and (vi) of this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

a)             Effectiveness of Registration Statement.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form.  The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) under the Securities Act (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A under the Securities Act).

b)             Accountants’ Comfort Letter.  On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

c)              Bring-down Comfort Letter.  On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d)             No Objection.  If the Registration Statement and/or the offering of the Notes has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

e)              No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)   in the reasonable judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii)  there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (b) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the Exchange Act.

f)               Opinion of Counsel for the Company.  On the Closing Date, the Representatives shall have received the favorable opinions of (i) Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, dated as of the Closing Date, the form of which is attached as Exhibit A-I hereto and (ii) Lance D’Amico, Esq., General Counsel of the Company, dated as of the Closing Date, the form of which is attached as Exhibit A-II hereto.

g)              Opinion of Counsel for the Underwriters.  On the Closing Date, the Representatives shall have received the favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

h)             Officers’ Certificate.  On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board of Directors of the Company or the Chief Executive Officer or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that:

(i)   the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii)  the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date;

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(v)  subsequent to the earlier of (A) the Initial Sale Time and (B) the execution and delivery of the Underwriting Agreement, (A) no downgrading has occurred in the rating accorded the Notes or any other securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (B) no such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading); and

(vi)  subsequent to the execution and delivery of the Underwriting Agreement, there has been no Material Adverse Change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

i)                 FinCEN Certification. The Company shall have delivered to the Representatives, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers (the “FinCEN Certification”), together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the FinCEN Certification.

j)                No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

k)             Additional Documents.  On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.

SECTION 6.  Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 5 or 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.  Effectiveness of this Agreement.  This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8.  Indemnification.

(a)  Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the (subject to Section 8(c) hereof) reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)  Indemnification of the Company and its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third and seventh paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the

Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred).  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)  Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9.  Contribution.  If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10.  Default of One or More of the Several Underwriters.  If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.  In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11.  Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange Inc., or trading in securities generally on the New York Stock Exchange Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on the New York Stock Exchange Inc. by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial, political or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the

Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 shall survive such termination and remain in full force and effect.

SECTION 12.  No Fiduciary Duty.  The Company acknowledges and agrees that:  (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or its affiliates, stockholders, creditors or employees or any other party with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or its affiliates, stockholders, creditors or employees or any other party on other matters) and no Underwriter has any obligation to the Company or its affiliates, stockholders, creditors or employees or any other party with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or its affiliates, stockholders, creditors or employees or any other party and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company or any person controlling the Company, as the case may be, or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 14.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Barclays Capital Inc.
745 Seventh Ave
New York, New York 10019
Facsimile: (646) 834-8133
Attention: Syndicate Registration

and

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Facsimile: (212-834-6081)
Attn: Investment Grade Syndicate Desk

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Facsimile: (212-901-7881)
Attn: High Grade Debt Capital Markets Transaction Management/Legal

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile: (212) 455-2502
Attention: Roxane Reardon, Esq.

If to the Company:

Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Facsimile: (203) 265-8827
Attention: Lance D’Amico, Esq.

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036
Facsimile: (212) 298-9931
Attention: Ronald A. Fleming, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

SECTION 16.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17.  Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

SECTION 18.  General Provisions.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

SECTION 19.  Recognition of the U.S. Special Resolution Regimes.  In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.  In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution

Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)  a “covered entity” as that term is defined in, and interpreted in accordance with, C.F.R.   § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AMPHENOL CORPORATION

By:	/s/Lance D’Amico
Name: Lance D’Amico
Title: Vice President, Secretary and General Counsel

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By:                            Barclays Capital Inc.

By:	/s/ Kenneth Chang
Name: Kenneth Chang
Title: Managing Director

By:                            J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

By:                            Merrill Lynch, Pierce, Fenner & Smith

Incorporated

By:	/s/ David B. Stith
Name: David B. Stith
Title: Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2029 Notes to be Purchased
Barclays Capital Inc.	$115,335,000
J.P. Morgan Securities LLC	$115,335,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$115,330,000
Citigroup Global Markets Inc.	$26,000,000
Commerz Markets LLC	$26,000,000
MUFG Securities Americas Inc.	$26,000,000
TD Securities (USA) LLC	$26,000,000
BNP Paribas Securities Corp.	$10,000,000
HSBC Securities (USA) Inc.	$10,000,000
Loop Capital Markets LLC	$10,000,000
Mizuho Securities USA LLC	$10,000,000
U.S. Bancorp Investments, Inc.	$10,000,000
Total	$500,000,000

Schedule A-1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated January 7, 2019

Annex I-1

ANNEX II

Significant Subsidiaries

Amphenol International Ltd.

Amphenol East Asia LTD

Amphenol FCI Asia Pte. Ltd

Annex II-1

EXHIBIT A-I

Form of Opinion of Pillsbury Winthrop Shaw Pittman LLP

1.                                      The Company is validly existing as a corporation and in good standing under the General Corporation Law of the State of Delaware and has the corporate power to own and lease the properties it purports to own and lease and to conduct the business in which it is engaged as described in the Preliminary Prospectus and the Final Prospectus and to execute and deliver, and to perform its obligations under, the Underwriting Agreement.

2.                                      The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.                                      The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.                                      The Securities have been duly authorized and executed by the Company and, upon execution and authentication thereof in accordance with the Indenture and delivery and payment therefor pursuant to the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

5.                                      The Registration Statement automatically became effective under the Securities Act on the date it was filed by the Company with the Commission thereunder, and to our knowledge, based solely upon review of the Stop Orders page on the Commission’s website, no stop order with respect thereto has been issued, and no proceedings therefor are pending or threatened, under Section 8 of the Securities Act; and the Indenture has been qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

6.                                      Each of the Registration Statement, on the date it was filed by the Company with the Commission pursuant to the Securities Act, and the Final Prospectus, on the date it was filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Securities Act, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and published regulations of the Commission thereunder.

7.                                      The statements set forth in the Preliminary Prospectus and the Final Prospectus (i) under the caption “Description of the Notes” and “Description of the Senior Debt Securities” (together with, in the case of the Preliminary Prospectus, the statements set forth in the Term Sheet), to the extent that such statements purport to constitute summaries of the terms of the Securities and the Indenture, and (ii) under the caption “Material United States Federal Income Tax Consequences,” to the extent that such statements purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto and subject to the qualifications, limitations, exceptions and assumptions set forth therein, are accurate in all material respects.

Exhibit A-I-1

8.                                      Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture or the Securities, including the issuance and delivery of the Securities, will (a) violate or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Restated Certificate of Incorporation of the Company, the Third Amended and Restated By-Laws of the Company or any of the agreements set forth on Schedule A hereto, (b) violate the Applicable Law or (c) violate any order, decision, judgment or decree listed on Schedule B hereto that is applicable to the Company or any of its properties.

9.                                      Except for compliance with the obligations of the Company under the Indenture after the date hereof, as to which we express no opinion, no Governmental Approval under the Applicable Law  is required to be obtained or made by the Company for the execution and delivery by the Company of, or the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture or the Securities, including the issuance and sale of the Securities by the Company under the Underwriting Agreement (other than those Governmental Approvals that have been previously obtained or made).

10.                               The Company is not, and immediately after giving effect to the sale of the Securities in accordance with the Underwriting Agreement and the application of the proceeds as described in the Preliminary Prospectus and the Final Prospectus under the caption “Use of Proceeds” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940.

11.                               No facts have come to our attention that cause us to believe that:

(i)            the Registration Statement (including the information deemed to be a part thereof pursuant to Rule 430B(f) under the Securities Act), at the most recent effective date of the part of the Registration Statement relating to the Securities determined pursuant to Rule 430B(f)(2) under the Securities Act and when read together with the Incorporated Documents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)           the Preliminary Prospectus, at 2:35 p.m., New York City time  (which you have informed us the “Initial Sale Time” within the meaning of the Underwriting Agreement), on the date of the Underwriting Agreement and when read together with the Term Sheet and the Incorporated Documents, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)          the Final Prospectus, at its date or the date hereof and when read together with the Incorporated Documents, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A-I-2

EXHIBIT A-II

Form of Opinion of Lance D’Amico, Esq.

1.              The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent where all such failures to be so qualified and to be in good standing would not, individually or in the aggregate, have a Material Adverse Change.

2.              To my knowledge, each of Amphenol International Ltd., Amphenol FCI Asia Pte. Ltd and Amphenol East Asia Limited (collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing under the law of its jurisdiction of incorporation or formation and has the power and authority to own or lease, as the case may be, and operate its properties, to conduct the business in which it is engaged as described in the Disclosure Package and the Prospectus.

3.              Except in each case as to the financial statements and other financial, statistical and accounting data contained or incorporated by reference therein or omitted therefrom, as to which I express no opinion, the Incorporated Documents, when they were filed with the Commission pursuant to the Exchange Act, appeared on their face to be appropriately responsive, in all material respects, to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

4.              To my knowledge, except as described in the Disclosure Package and the Prospectus, there are no pending or threatened actions, suits or proceedings (i) against or affecting the Company or any of the Significant Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of the Significant Subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or the Significant Subsidiaries, that would individually or in the aggregate, result in a Material Adverse Change or would adversely affect the consummation of the transactions contemplated by the Underwriting Agreement.

5.              To my knowledge, there are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

6.              The execution, delivery and performance by the Company of the Underwriting Agreement, the Notes and the Indenture, and the issuance and sale of the Notes and compliance by the Company with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any agreement or instrument to which the Company or, to my knowledge, any of the Significant Subsidiaries, is a party or by which the Company or, to my knowledge, any of the Significant Subsidiaries, is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties of the Company or, to my knowledge, any of the Significant Subsidiaries, is subject

Exhibit A-II-1

(except for those agreements and instruments listed on Schedule A of the opinion letter delivered to you by Pillsbury Winthrop Shaw Pittman LLP, of even date herewith, which agreements and instruments are addressed by such opinion of Pillsbury Winthrop Shaw Pittman LLP), or (ii) any governmental approval under the federal law of the United States of America or the law of the State of New York, in each case, except for any breach, violation or default that would not result in a Material Adverse Change.  Except for compliance with the obligations of the Company under the Indenture after the date hereof, as to which I express no opinion, to my knowledge, no governmental approval under the federal law of the United States of America or the law of the State of New York is required to be obtained or made by the Company for the execution and delivery by the Company of, or the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture or the Notes, including the issuance and delivery of the Notes, other than those that have been obtained or made and are in full force and effect.

Exhibit A-II-2

EXHIBIT B

AMPHENOL CORPORATION

Final Term Sheet

January 7, 2019

Issuer:	Amphenol Corporation

Ratings (Moody’s / S&P)*:	[Intentionally Omitted]

Trade Date:	January 7, 2019

Settlement Date:	January 9, 2019 (T+2)

Principal Amount:	$500,000,000

Maturity Date:	June 1, 2029

Coupon (Interest Rate):	4.350%

Price to Public:	99.904%

Yield to Maturity:	4.362%

Benchmark Treasury:	3.125% due November 15, 2028

Spread to Benchmark Treasury:	+168 bps

Benchmark Treasury Price and Yield:	103-26 and 2.682%

Interest Payment Dates:	June 1 and December 1, commencing June 1, 2019

Redemption Provision:

Prior to March 1, 2029 (three months prior to the maturity date of the notes) (the “Par Call Date”), make-whole call at any time at a discount rate of U.S. Treasury Rate plus 25 basis points. On or after the Par Call Date, at any time at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption

CUSIP/ISIN:	032095 AH4/US032095AH42

Other Information

Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Exhibit B-1

Citigroup Global Markets Inc. Commerz Markets LLC MUFG Securities Americas Inc. TD Securities (USA) LLC

Co-Managers:	BNP Paribas Securities Corp. HSBC Securities (USA) Inc. Loop Capital Markets LLC Mizuho Securities USA LLC U.S. Bancorp Investments, Inc.

*Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free 1-888-603-5847, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Exhibit B-2